POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Minister of Finance of the Republic of South Africa (the “Republic”), by his execution hereof, does hereby constitute and appoint Maria Ramos, Brian Molefe and Phakamani Hadebe, and any of them acting individually as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, (i) to execute and deliver any and all filings and correspondence by the Republic with the U.S. Securities and Exchange Commission (the “Commission”), including without limitation Annual Reports on Form 18-K, amendments to Annual Reports on Form 18-K/A, Reports on Form 6-K, Registration Statements under Schedule B and any Pre- and Post-Effective Amendments thereto, and (ii) to execute and deliver any and all contracts, agreements, consents, certificates and documents in relation to the Republic’s securities offerings in the United States and elsewhere outside the Republic and the listing of the Republic’s debt securities on any international stock exchange as said attorney-in-fact and agent may deem necessary or advisable, and, further, in case of clauses (i) and (ii) above, to do any and all acts and things and execute and deliver any and all other documents and instruments in connection therewith as said attorney-in-fact and agent may deem necessary or advisable, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent which he may lawfully do or cause to be done by virtue hereof;

     PROVIDED THAT, this Power of Attorney shall not constitute a delegation of the Minister of Finance’s powers to borrow money on behalf of the Republic in terms of Section 72 of the Public Finance Management Act No. 1 of 1999, as amended.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand.

Date: January 28, 2002

By:	/s/ Trevor Manuel

Trevor Manuel
Minister of Finance of the
Republic of South Africa

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